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                                                                     EXHIBIT 5.1

                 [Letterhead of Latham & Watkins appears here]

                                  May 4, 2000


Hanover Compressor Company
Hanover Compressor Capital Trust
12001 N. Houston Rosslyn
Houston, Texas  77086

               Re:  Hanover Compressor Company
                    Hanover Compressor Capital Trust
                    Registration Statement on Form S-3
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Ladies and Gentlemen:

          In connection with the Registration Statement on Form S-3 (File No. 333-30344), filed by Hanover Compressor Company, a Delaware corporation (the "Company"), and Hanover Compressor Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Trust"), filed on February 14, 2000 and amended by Amendment No. 1 on May 4, 2000 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), you have requested our opinion with respect to the matters set forth below. The Registration Statement relates to the registration of: (i) 1,725,000 7 1/4% Convertible Preferred Securities (liquidation amount $50 per Convertible Preferred Security) (the "Convertible Preferred Securities") representing undivided preferred beneficial ownership interests in the assets of the Trust; (ii) Convertible Junior Subordinated Debentures due 2029 (the "Convertible Junior Subordinated Debentures") of the Company, which may be distributed under certain circumstances to the holders of the Convertible Preferred Securities; (iii) the shares of common stock, par value $.001 per share (the "Common Stock"), of the Company, issuable upon conversion of the Convertible Preferred Securities and the Convertible Junior Subordinated Debentures; (iv) the Preferred Securities Guarantee of the Company (as defined below); and (v) 173,268 shares of Common Stock held by Ted Collins, Jr., one of the Company's stockholders (the "Selling Stockholder Shares").
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LATHAM & WATKINS

Hanover Compressor Company
Hanover Compressor Capital Trust
May 4, 2000
Page 2

          The Convertible Preferred Securities were issued pursuant to the Amended and Restated Declaration of Trust (the "Declaration"), dated as of December 15, 1999, among the Company, as sponsor, Wilmington Trust Company, as property trustee (the "Property Trustee"), Wilmington Trust Company (Delaware), as Delaware trustee (the "Delaware Trustee"), and William S. Goldberg, Curtis A. Bedrich and Richard S. Meller, as administrative trustees (together with the Property Trustee and the Delaware Trustee, the "Regular Trustees"). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

          In our capacity as your counsel in connection with such registration, we are generally familiar with the proceedings taken by the Company in connection with: (i) the authorization and issuance of the Convertible Preferred Securities; (ii) the authorization and issuance of the Convertible Junior Subordinated Debentures; (iii) the authorization of the Common Stock issuable upon conversion of the Convertible Preferred Securities and the Convertible Junior Subordinated Debentures; (iv) the execution and delivery of the Preferred Securities Guarantee Agreement, dated as of December 15, 1999, (the "Preferred Securities Guarantee"), between the Company and Wilmington Trust Company, as trustee; and (v) the authorization and issuance of the Selling Stockholder Shares. In addition, we have made an examination of originals or copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments of the Company as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company and the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. We have also assumed that the performance by the Company of its obligations under the Indenture and the Preferred Securities Guarantee do not and will not violate or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule, or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein which were not independently established or
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LATHAM & WATKINS

Hanover Compressor Company
Hanover Compressor Capital Trust
May 4, 2000
Page 3

verified, we have, with your consent, relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

          We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, as to any matters of municipal law or the laws of any local agencies within any state. With respect to the opinion given by Morris, Nichols, Arsht and Tunnell in connection with the Registration Statement, as Delaware special counsel to the Trustee and Delaware special counsel to the Guarantee Trustee, the Indenture Trustee and the Property Trustee, we express no opinion with respect to any of the matters addressed in such opinions.

          Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as to the date hereof:

          1. The Preferred Securities Guarantee is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          2. The Convertible Junior Subordinated Debentures are valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

          3. The shares of Common Stock issuable upon conversion of the Convertible Preferred Securities and the Convertible Junior Subordinated Debentures have been duly authorized and reserved for issuance upon conversion and, when issued upon conversion of the Convertible Preferred Securities and the Convertible Junior Subordinated Debentures, such shares of Common Stock will be validly issued, fully paid and nonassessable.

          4. The Selling Stockholder Shares have been duly authorized, validly issued and are fully paid and nonassessable.

          The opinions rendered in paragraphs 1 and 2 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to liability where such indemnification or contribution is contrary to public policy; and
(iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 5.15 of the Indenture.
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LATHAM & WATKINS

Hanover Compressor Company
Hanover Compressor Capital Trust
May 4, 2000
Page 4

          To the extent that the obligations of the Company under the Indenture or the Preferred Securities Guarantee may be dependent upon such matters, we assume for purposes of this opinion that Wilmington Trust Company (in its capacity as Debenture Trustee and as Guarantee Trustee) ("Wilmington") is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; that Wilmington is duly qualified to engage in the activities contemplated by the Indenture and the Preferred Securities Guarantee; that each of the Indenture and the Preferred Securities Guarantee has been duly authorized, executed and delivered by Wilmington (in each case, in its capacity as trustee thereunder) and constitutes a legal, valid, binding and enforceable obligation of Wilmington (in such capacity) in accordance with its terms; and Wilmington is in compliance, generally and with respect to acting as trustee under the Indenture and under the Guarantee, with all applicable laws and regulations; and that Wilmington has the requisite organizational and legal power and authority to perform its obligations under the Indenture and under the Preferred Securities Guarantee.

          We have not been requested to express and, with your knowledge and consent, do not render any opinion as to the obligations of the Company under the Indenture, the Convertible Junior Subordinated Debentures or the Preferred Securities Guarantee of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.

          You are hereby advised that an individual who is of counsel to our firm serves as an officer of the Company and certain subsidiaries of the Company. In addition, certain partners of our firm are direct owners of equity securities of the Company.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement.

                              Very truly yours,


                              /s/ LATHAM & WATKINS